UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 16, 2011

GREEN EARTH TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-53797	26-0755102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Bank Street, Suite 680, White Plains, New York 10606
(Address of principal executive office) (Zip Code)

(877) 438-4761
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On May 16, 2011, William J. Marshall resigned from his positions as chairman and chief executive officer of Green Earth Technologies, Inc., a Delaware corporation (the “Registrant”), and Darren Cherry resigned from his position as a director of the Registrant.  Mr. Marshall will continue to serve as a member of the Registrant’s board of directors.

On the same date, the Registrant’s board of directors appointed David M. Buicko, an existing director of the Registrant, as chairman to succeed Mr. Marshall in that position.

In connection with Mr. Marshall’s resignation, the Registrant and Mr. Marshall entered into a Separation Agreement (the “Agreement”) pursuant to which his employment agreement with the Registrant was terminated  with limited exception as provided for in the Agreement.  Under the Agreement, the parties, among other things, agreed that: (i) the Registrant will continue to pay Mr. Marshall’s base salary in accordance with its normal payroll practices and for his current healthcare coverage through November 11, 2011; (ii) the Registrant will pay him all accrued and unpaid salary through May 15, 2011 in 48 equal installments every two weeks beginning November 25, 2011; and (iii) all of Mr. Marshall’s stock options shall be exercisable in full in accordance with the terms of his original employment agreement.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K .

Item 9.01.              Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Separation Agreement, dated May 16, 2011, between the Registrant and William J. Marshall.

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN EARTH TECHNOLOGIES, INC.

	By:	/s/ Greg Adams
Greg Adams
Chief Operating Officer and Chief Financial Officer
Dated: May 18, 2011